Exhibit 99.1

Contacts:
Investor Relations	Media Relations
Glenn Etherington	David Sharpley
Chief Financial Officer	SVP, Marketing
(972) 403-8501	(613) 287-8200
getherington@metasolv.com	dsharpley@metasolv.com

METASOLV REPORTS SECOND QUARTER FINANCIAL RESULTS

PLANO, TEXAS, July 22, 2004 — MetaSolv, Inc. (Nasdaq: MSLV), a global leader in communications management solutions for next-generation and traditional networks and services, today announced financial results for the second quarter ended June 30, 2004.

Revenues for the quarter increased to $19.9 million from first quarter 2004 revenues of $19.6 million, and declined 9% compared to second quarter 2003 revenues of $21.8 million. MetaSolv reported a net loss for the second quarter of $4.7 million, or $0.12 per share, compared with a net loss of $6.4 million, or $0.17 per share, in the first quarter of 2004 and a loss of $9.4 million, or $0.25 per share, for the second quarter last year.

On a pro forma basis, the company’s second quarter net loss was $1.1 million, or $0.03 per share, a 66% improvement compared with a pro forma net loss of $3.1 million, or $0.08 per share, in the first quarter of 2004 and an 82% improvement compared to a pro forma loss of $5.9 million, or $.16 per share for the second quarter last year. The company also recorded pro forma EBITDA of $0.1 million, the first quarter of positive pro forma EBITDA since 2001.

Pro forma results exclude amortization of intangible assets, purchased in process research and development write-offs, restructuring costs, goodwill impairment, stock compensation expense, and related tax benefits. Pro forma EBITDA represents pro forma net loss excluding income tax expense (benefit), interest and other income, and depreciation and amortization (please see page 7 for a complete reconciliation of pro forma results with those reported under Generally Accepted Accounting Principles).

“We are pleased to report that as a result of recent customer wins, increased revenues and a reduced cost structure, MetaSolv achieved positive EBITDA on a pro forma basis for the second quarter,” said Curtis Holmes, MetaSolv’s President and Chief Executive Officer. “Our financial performance during the second quarter shows continued progress towards profitability, and represents the third consecutive quarter of sequential revenue growth. We are increasingly confident in achieving the next step in our financial recovery, which is to return our business to sustained profitability.”

Highlights of MetaSolv’s second quarter operating and financial results include:

•	The market launch of M6, MetaSolv’s next-generation inventory management software, reaffirming our continued focus on product innovation and leadership in inventory management;

•	The introduction of a complete domain manager solution for VoIP services to support our strategic focus on enabling one of the fastest growing segments of the communications industry – which provides MetaSolv both a substantial cross-selling opportunity into its existing customer base and a powerful entry capability for new customers;

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MSLV Announces Second Quarter Results

July 22, 2004

•	Significant transactions during the quarter include new customer wins and additional sales to existing customers, including:

•	Key new customer wins for our inventory management solution with Bharti, the second largest mobile operator in India, and an integrated communications service provider based in the midwest region of the U.S.;

•	Extending our inventory and order management solution at a major U.S.-based incumbent local and long distance service provider;

•	Extending our IP service activation solution at major telecommunications providers in the U.K. and Australia;

•	Additional software revenues related to an ongoing collaborative project for inventory management with one of the largest U.S. wireless service providers;

•	Continued progress in furthering strategic growth initiatives, including achieving:

•	70% of total revenues generated by tier 1 service providers;

•	59% of total revenues produced outside the United States; and

•	22% of total revenues produced by mobile service providers.

“Our second quarter operating results reinforce and validate our core strategic growth initiatives of increased penetration of tier 1 service providers, global expansion, and increased revenue from the mobile and IP service provider market,” added Holmes. “Adding to our substantial presence in Europe and Latin America, our efforts to expand globally are gathering significant momentum in Asia. We also continue to strengthen our position as a leading OSS solutions provider, with a focus on extending awareness of the MetaSolv brand in the communications industry’s most attractive growth segments of Mobile and IP. This initiative was most recently highlighted by the introduction of our VoIP domain management solution, which was chosen by the British Telecom Group in the U.K., and expansion of our footprint within T-Mobile in Europe. Finally, as our key customer wins for the quarter demonstrate, we are continuing to leverage our outstanding customer base by increasing the value we provide for them.”

Holmes concluded, “MetaSolv is a very different entity today than when the communications downturn began several years ago. MetaSolv is a much stronger and more focused company, with a worldwide customer base of tier one companies; a strong and recognized brand as a leading OSS provider with a comprehensive portfolio of products and services enabling the automation of the “order to activate” cycle for our customers. As a result, we are confident that MetaSolv is well positioned to benefit significantly in a sustained communications industry recovery.”

Based on the company’s results for the second quarter, the pipeline of potential contracts, and expectations concerning the business environment, MetaSolv today established its guidance for revenues for the third quarter of 2004 in a range of $19.5 million to $21.5 million. The company also established guidance for its net loss for the period of between $0.02 and $0.06 per share. The projected net loss includes approximately $1.0 million in amortization of intangible assets. Excluding these charges, the company expects to report pro forma results of between break-even and a net loss of $0.04 per share.

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MSLV Announces Second Quarter Results

July 22, 2004

Conference call notice

MetaSolv will hold a conference call to discuss this press release today at 5:00 p.m. Eastern time. Investors may listen to the conference call over the Internet by going to www.metasolv.com and clicking Investors, or by going to www.streetevents.com. Please visit the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and through the end of the business day on July 28, 2004, at (719) 457-0820 (confirmation number: 437948) and at the Web sites referenced above.

About MetaSolv

MetaSolv, Inc. (Nasdaq:MSLV) is a global leader in comprehensive service fulfillment software solutions for communications service providers. MetaSolv’s multi-service order management, inventory management, and service activation capabilities automate the order-to-activate provisioning process for traditional and next-generation IP-based wireline and mobile service providers. More than 180 global service providers – including Brasil Telecom, Bell Canada, BT, Cable & Wireless, Nextel, O2, T-Mobile, Vodafone, and others – use MetaSolv’s solutions to achieve increased revenues, reduced costs, and enhanced customer service. MetaSolv is a global company, headquartered in Plano, Texas.

MetaSolv is a registered trademark. The MetaSolv logo is a trademark of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

This press release contains forward-looking statements that are based upon current expectations and assumptions and involve a number of risks and uncertainties. Actual results could differ materially from MetaSolv’s current expectations. MetaSolv assumes no obligation to update any such forward-looking statement. Using the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, MetaSolv cautions you that these statements may be affected by the important factors, among others, described in the documents and reports filed by MetaSolv from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for 2003, as well as by other factors, including, but not limited to: the variance of quarterly operating results; the Company’s ability to successfully manage and integrate acquisitions; the Company’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; the Company’s continued use of strategic relationships; its ability to manage growth; the Company’s international operations; its ability to meet customer expectations; the quality of the Company’s software delivered; competition; consolidation within the telecommunications industry; limitations on the ability of customers to obtain adequate financing; and the Company’s ability to reduce its cost structure.

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MSLV Announces Second Quarter Results

July 22, 2004

METASOLV, INC.

Summary Financial Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues	$19,902	$21,833	$39,467	$42,958
Loss from operations	$(4,785)	$(9,690)	$(11,246)	$(22,591)
Net loss	$(4,748)	$(9,406)	$(11,170)	$(19,258)
Basic and diluted loss per share	$(0.12)	$(0.25)	$(0.29)	$(0.51)
Basic and diluted weighted average shares outstanding	39,460	38,105	39,192	38,022

Pro forma(1)
Net loss	$(1,056)	$(5,915)	$(4,189)	$(9,426)
Basic and diluted loss per share	$(0.03)	$(0.16)	$(0.11)	$(0.25)

(1)	See page 7 for a complete reconciliation of pro forma results with those reported under Generally Accepted Accounting Principles.

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MSLV Announces Second Quarter Results

July 22, 2004

METASOLV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
License	$5,916	$6,867	$11,822	$14,443
Service	13,986	14,966	27,645	28,515

Total revenues	19,902	21,833	39,467	42,958

Cost of revenues:
License	194	348	367	882
Service	6,678	8,445	13,811	16,736
Amortization of intangible assets	850	1,683	1,914	3,296

Total cost of revenue	7,722	10,476	16,092	20,914

Gross profit	12,180	11,357	23,375	22,044

Operating expenses:
Research and development	5,769	8,477	12,809	16,303
Sales and marketing	5,782	7,217	11,490	13,335
General and administrative	2,666	3,554	5,426	8,004
Restructuring costs	2,748	1,658	4,896	2,985
In process R&D write-off	—	141	—	1,781
Goodwill impairment	—	—	—	2,227

Total operating expenses	16,965	21,047	34,621	44,635

Loss from operations	(4,785)	(9,690)	(11,246)	(22,591)
Interest and other income, net	276	300	414	602
Gain on investments	—	—	15	32

Loss before taxes	(4,509)	(9,390)	(10,817)	(21,957)
Income tax expense (benefit)	239	58	353	(2,421)
Minority interest	—	42	—	278

Net loss	$(4,748)	$(9,406)	$(11,170)	$(19,258)

Basic and diluted loss per share	$(0.12)	$(0.25)	$(0.29)	$(0.51)
Basic and diluted weighted average shares outstanding	39,460	38,105	39,192	38,022

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MSLV Announces Second Quarter Results

July 22, 2004

METASOLV, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
License	$5,916	$6,867	$11,822	$14,443
Service	13,986	14,966	27,645	28,515

Total revenues	19,902	21,833	39,467	42,958

Cost of revenues:
License	194	348	367	882
Service	6,674	8,445	13,804	16,736

Total cost of revenue	6,868	8,793	14,171	17,618

Gross profit	13,034	13,040	25,296	25,340

Operating expenses:
Research and development	5,764	8,477	12,798	16,303
Sales and marketing	5,771	7,217	11,468	13,335
General and administrative	2,592	3,545	5,280	8,122

Total operating expenses	14,127	19,239	29,546	37,760

Loss from operations	(1,093)	(6,199)	(4,250)	(12,420)
Interest and other income, net	276	300	414	602

Loss before income taxes	(817)	(5,899)	(3,836)	(11,818)
Income tax expense (benefit)	239	58	353	(2,114)
Minority interest	—	42	—	278

Net loss	$(1,056)	$(5,915)	$(4,189)	$(9,426)

Basic and diluted loss per share	$(0.03)	$(0.16)	$(0.11)	$(0.25)
Basic and diluted weighted average shares outstanding	39,460	38,105	39,192	38,022

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MSLV Announces Second Quarter Results

July 22, 2004

METASOLV, INC.

RECONCILIATION OF NET LOSS, PRO FORMA NET LOSS, AND PRO FORMA EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net loss as reported under Generally
Accepted Accounting Principles	$(4,748)	$(9,406)	$(11,170)	$(19,258)

Amortization of intangible assets	850	1,683	1,914	3,296
Stock compensation	94	9	186	(118)
Restructuring costs	2,748	1,658	4,896	2,985
In process R&D write-off	—	141	—	1,781
Goodwill impairment	—	—	—	2,227
Gain on investments	—	—	(15)	(32)
Tax benefit	—	—	—	(307)

Pro forma net loss	$(1,056)	$(5,915)	$(4,189)	$(9,426)

Pro forma net loss	$(1,056)	$(5,915)	$(4,189)	$(9,426)
Income tax expense (benefit)	239	58	353	(2,114)
Interest and other income, net	(276)	(300)	(414)	(602)
Depreciation and amortization	1,234	1,676	2,645	3,204

Pro forma EBITDA	$141	$(4,481)	$(1,605)	$(8,938)

The company’s pro forma results should not be considered a measure of financial performance under Generally Accepted Accounting Principles. Items excluded from these results are significant components in understanding and assessing financial performance. Pro forma results are an analytical indicator used by management to evaluate company performance and allocate resources. Pro forma results should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because pro forma results are not a measurement determined in accordance with Generally Accepted Accounting Principles and are thus susceptible to varying calculations, they may not be comparable, as presented, to other similarly titled measures of other companies. Net loss is the financial measure calculated and presented in accordance with Generally Accepted Accounting Principles that is most comparable to MetaSolv’s pro forma results, as defined.

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MSLV Announces Second Quarter Results

July 22, 2004

METASOLV, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data )

	June 30, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,001	$17,870
Marketable securities	26,352	23,993
Trade accounts receivable, less allowance for doubtful accounts of $3,015 in 2004 and $3,327 in 2003	14,778	11,330
Unbilled receivables	1,162	1,622
Prepaid expenses	2,668	2,307
Other current assets	1,029	1,493

Total current assets	52,990	58,615

Property and equipment, net	11,258	13,118
Intangible assets	4,560	6,473
Other assets	1,233	1,238

Total assets	$70,041	$79,444

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,429	$4,748
Accrued expenses	22,116	22,625
Deferred revenue	8,973	8,374

Total current liabilities	35,518	35,747

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.005 par value, 100,000 shares authorized, shares issued and outstanding: 40,555 in 2004, and 38,577 in 2003	203	193
Additional paid-in capital	148,160	145,260
Deferred compensation	(394)	(18)
Accumulated other comprehensive income (loss)	(136)	401
Retained earnings	(113,310)	(102,139)

Total stockholders’ equity	34,523	43,697

Total liabilities and stockholders’ equity	$70,041	$79,444

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